Exhibit 4.1

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES
MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID
ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE
REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT
REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD
PURSUANT TO RULE 144 UNDER SAID ACT.”

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE
HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE
DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 30,
2009; AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER UNDER
APPLICABLE CANADIAN SECURITIES LAWS.”

Original Issue Date: June 30, 2009

11% SENIOR SECURED CONVERTIBLE DEBENTURE
DUE June 30, 2011

          FOR VALUE RECEIVED, EPOD Solar Inc., a corporation formed pursuant to the laws of British Columbia, Canada (hereinafter called the “Company”), hereby promises to pay to the order of Dr. Chandra Pemmasani, with an address at 8 Fieldstream Court, Lutherville, MD 21093, or his registered assigns (the “Holder”) the sum of Two Million U.S. Dollars (U.S. $2,000,000.00), on June 30, 2011 (the “Maturity Date”), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Senior Secured Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is one of an issue of Convertible Debentures issued pursuant to the Purchase Agreement (as defined in Section 1) on the Initial Closing Date (as defined in the Purchase Agreement) (collectively, the “Debentures” and any other Convertible Debentures issued pursuant to Section 1.07 of the Purchase Agreement, the “Other Debentures”).

          Except as otherwise expressly provided herein, this Debenture may not be prepaid by the Company. All payments due hereunder (to the extent not converted into common stock, no par value per share, of the Company (the “EPOD Stock”), or common stock, par value $0.001 per share, of Allora Minerals, Inc., a public corporation current in each of its reporting and other obligations under the 1934 Act, formed pursuant to the laws of the State of Nevada (“Allora” and such shares, the “Allora Stock”), in accordance with the terms hereof) shall be made in immediately available and lawful money of the United States of America; provided, that to the extent that any accrued Interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Interest may, upon written notice to the Company or Allora, as applicable, be added to the principal amount of this Debenture, in which event Interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into EPOD Stock or Allora Stock, as applicable, in accordance with the terms of this Debenture. All payments shall be made at the address of the Holder as set forth in the Purchase Agreement or at such address as the Holder shall hereafter give to the Company or Allora, as applicable, by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined in Section 1), the same shall instead be due on the next succeeding day which is a Business Day.

          This Debenture is subject to the following additional provisions:

          Section 1.      Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Debenture was originally issued (the “Purchase Agreement”), shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

          “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

          “1934 Act” means the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          “Approved Stock Plan” means any employee benefit plan which has been duly adopted by the Board of Directors of the Company or Allora, as applicable, or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s or Allora’s securities, as applicable, may be issued to any employee, consultant, officer or director for services provided to the Company or Allora, as applicable; provided, however, that no more than an aggregate of 550,000 shares of Common Stock Equivalents may be issued in connection with all Approved Stock Plans; and provided further that all such issuances are made at the fair market value of such securities as of the date of each grant approved by the Board of Directors of the Company or Allora (or a majority of the members of a committee of non-employee directors established for such purpose), as applicable, and the Holder.

          “Asset Purchase Failure” means the failure of the Company, Allora, Epod Solar (Wales) Limited and EPOD Industries, Inc. to either (a) enter into a fully executed Asset Purchase Agreement (as defined in the Purchase Agreement), or (b) consummate and close the Asset Purchase (as defined in the Purchase Agreement) within forty-five (45) days of the date of issuance of this Debenture.

          “Asset Purchase Liquidated Damages” shall have the meaning set forth in Section 14(a).

          “Bankruptcy Event” means any of the following events: (a) the Company or Allora, as applicable, or any “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) of either of them, commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or Allora, as applicable, or any Significant Subsidiary of either of them; (b) there is commenced against the Company or Allora, as applicable, or any Significant Subsidiary of either of them, any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company or Allora, as applicable, or any Significant Subsidiary of either of them is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or Allora, as applicable, or any Significant Subsidiary of either of them, suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Company or Allora, as applicable, or any Significant Subsidiary of either of them, makes a general assignment for the benefit of creditors; (f) the Company or Allora, as applicable, or any Significant Subsidiary of either of them, calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or Allora, as applicable, or any Significant Subsidiary of either of them, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

          “Bloomberg” shall mean Bloomberg L.P.

          “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

          “Closing Date” means the Business Day when (a) all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, (b) all conditions precedent to (i) the Holder’s obligations to pay the Subscription Amount, and (ii) the Company’s or Allora’s obligations, as applicable, to deliver the Debentures and Warrants have been satisfied or waived, and (c) Holder shall have delivered the purchase price for the Debenture to the Company or Allora, as applicable, in accordance with the Purchase Agreement.

          “Closing Bid Price,” as of any date, means the last bid price of the Allora Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last bid price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, or with respect to shares of EPOD Stock, the Closing Bid Price shall be the fair market value as mutually determined by the Company or Allora, as applicable, and the Holder.

          “Closing Price,” as of any date, means the last sale price of the Allora Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last sale price of such security is available on a securities exchange or trading market where such security is listed or traded as reported by Bloomberg or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, or with respect to shares of EPOD Stock, the Closing Price shall be the fair market value as mutually determined by the Company or Allora, as applicable, and the Holder.

          “Commission” means the Securities and Exchange Commission.

          “Common Stock Equivalents” means any securities of the Company or Allora, as applicable, which would entitle the holder thereof to acquire, directly or indirectly, at any time EPOD Stock or Allora Stock, as applicable, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, EPOD Stock or Allora Stock, as applicable.

          “Conversion Amount” shall have the meaning set forth in Section 3(a)(iv) below.

          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for EPOD Stock or Allora Stock, as applicable.

          “Debentures” shall be deemed to refer to this Debenture, as originally executed, or if later amended or supplemented, then as so amended or supplemented, all other convertible debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

          “Default Conversion Sum” shall have the meaning set forth in Section 11(a) below.

          “Effective Date” shall mean the date that the initial Registration Statement that Allora is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission.

          "Eligible Market" means the over the counter bulletin board (“OTC-BB”), the New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the American Stock Exchange.

          “Event of Default” shall have the meaning set forth in Section 10.

          “Event of Failure” shall mean the occurrence of any event(s) which trigger the accrual of Liquidated Damages.

          “Exempt Issuance” means the issuance of (a) any shares of EPOD Stock or Allora Stock, as applicable, issued or issuable in connection with any Approved Stock Plan at a price equal to or greater than 75% of 11.60, up to a maximum of five percent (5%) of the outstanding shares of EPOD Stock or Allora Stock, as applicable, in the aggregate (provided that no such options shall be issued to consultants or advisors unless such options are not registered, either at the time of issuance or at any time thereafter, and are subject to volume limitations under Rule 144), except that, as to any anti-dilution provisions or Subsequent Issuance Adjustments in the Debentures or Warrants, this item (a) shall not constitute an Exempt Issuance until after the 90th day following the Effective Date, (b) securities upon the exercise, exchange of, conversion or redemption of, or payment of Interest or liquidated or similar damages on, any securities issued hereunder, provided that the principal amount thereof if not increased and the terms thereof are not otherwise amended or modified after the Initial Closing Date, and (c) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of shares of EPOD Stock or Allora Stock, as applicable, issued and outstanding on the date of this Debenture; provided, that such securities have not been amended since the date of this Debenture to directly or indirectly effectively increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities (and including any issuances of securities pursuant to the anti-dilution provisions of any such securities).

           “Holders” shall mean the Holder, and the holders of Other Debentures issued pursuant to the Purchase Agreement.

          “Indebtedness” shall have the meaning ascribed to it in the Purchase Agreement.

          “Interest” shall heave the meaning set forth in Section 2 below.

          “Issuable Shares” shall heave the meaning set forth in Section 3(a)(iii) below.

          “Late Payment Fees” shall have the meaning set forth in Section 13 below.

          “Late Share Delivery Liquidated Damages” shall have the meaning set forth in Section 3(d)(iv) below.

          “Liens” shall have the meaning set forth in Section 9(e) below.

          “Liquidated Damages” means any liquidated damages due hereunder, or under the other Transaction Documents, including but not limited to the Late Share Delivery Liquidated Damages, the Late Payment Fees and the Registration Failure Liquidated Damages (as defined in the Registration Rights Agreement), and the Asset Purchase Liquidated Damages.

          “Major Transaction Redemption Premium” shall mean 125%.

          “Mandatory Redemption Premium” shall mean 125%.

          “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Allora Stock during the five (5) consecutive Business Day period immediately preceding the date in question.

          “Maximum Monthly Share Amount” means 20% of the aggregate dollar trading volume (as reported by Bloomberg) of the Allora Stock on the Principal Market over the twenty (20) consecutive Business Day period immediately prior to the applicable Interest Payment Date or Monthly Redemption Date, as applicable.

          “Monthly Share Payment Restriction” shall have the meaning set forth in Section 2 below.

           “Options” means any rights, warrants or options to subscribe for or purchase EPOD Stock, Allora Stock or Convertible Securities, as applicable.

          “Original Issue Date” shall mean the date of the first issuance of any Debenture regardless of the number of transfers of any particular Debenture.

          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Major Transaction or Permissible Change of Entity Transaction.

          “Permitted Indebtedness” means (a) Indebtedness evidenced by the Debentures or issuances to the Holders as contemplated by the Transaction Documents, (b) the Indebtedness existing on the Original Issue Date and set forth on Section 3.10 of the EPOD Disclosure Schedule to the Purchase Agreement, provided that the principal amount thereof is not increased or the terms thereof are not otherwise amended or modified after the Closing Date, (c) Indebtedness to trade creditors incurred in the ordinary course of business, and (d) indebtedness that (i) is expressly junior and subordinated to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion, (ii) matures at least ninety-one (91) days later than the Maturity Date, (iii) has no prepayments or amortization payments prior to the maturity of the Debentures, and (iv) has a rate of interest no greater than the interest rate of the Debentures.

          “Permitted Liens” means the individual and collective reference to the following: (a) Liens existing on the Original Issue Date and set forth on Section 3.13 of the EPOD Disclosure Schedule to the Purchase Agreement, (b) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company or Allora, as applicable) have been established in accordance with applicable generally accepted accounting practices; (c) Liens imposed by law which were incurred in the ordinary course of the Company’s or Allora’s business, as applicable, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s or Allora’s business, as applicable, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or Allora, as applicable, and their respective consolidated subsidiaries, or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder; provided, that such Liens are not secured by assets of the Company or Allora, as applicable, or their respective subsidiaries, other than the assets so acquired or leased; provided, however, that the assets secured by the Holder pursuant to the Security Interest shall not be encumbered in any manner except as set forth in the Security Interest in favor of the Holder.

          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          “Principal Market” means whichever Eligible Market is at the time the principal trading exchange or market for the Allora Stock.

          “Purchaser(s)” shall have the meaning ascribed to it in the Purchase Agreement.

          “Redemption” shall mean any redemption of the Debenture hereunder, including but not limited to a Redemption Upon Major Transaction, a Mandatory Redemption, and an Automatic Redemption.

          “Redemption Amount” shall mean any amount that is payable to the Holder pursuant to a Redemption.

          “Redemption Date” shall mean the date of any Redemption of the Debenture hereunder.

          “Registration Rights Agreement” shall have the meaning ascribed to it in the Purchase Agreement.

          “Registration Statement(s)” shall have the meaning ascribed to it in the Registration Rights Agreement.

          “Required Cash Payment” shall have the meaning set forth in Section 10(a) below.

          “Required Minimum” shall have the meaning ascribed to it in the Purchase Agreement.

          “Required Holders” shall mean Holders holding greater than seventy-five percent (75%) of the then outstanding principal amount of Debentures.

          “Security Interest” shall mean Holder’s rights in the Collateral (as defined pursuant to, and as granted in accordance with, the Purchase Agreement), as evidenced by the Security Agreements and the Share Pledge Agreements (as each such term is defined in the Purchase Agreement).

          “Shares” shall mean the shares of EPOD Stock or Allora Stock, as applicable, issuable upon Conversion of the Debentures.

          “Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for the Debenture purchased pursuant to the Purchase Agreement, in United States Dollars and in immediately available funds.

           “Transaction Documents” shall have the meaning ascribed to it in the Purchase Agreement.

          “Volume Weighted Average Price” or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Company or Allora, as applicable, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are quoted in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one Business Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company or Allora, as applicable, and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures.

          “Warrant” shall have the meaning ascribed to it in the Purchase Agreement.

          “Warrant Shares” shall mean, collectively, the EPOD Warrant Shares and the Corporation Warrant Shares, as applicable, as each such term is defined in the Purchase Agreement.

          Section 2.      Interest. Subject to the terms and conditions of this Debenture, The Company or Allora, as applicable, shall pay interest (“Interest”) to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of eleven percent (11%) per annum (or such increased amount, as applicable) (the “Interest Rate”) from the Original Issue Date (as defined herein) until the same becomes due and payable, whether at maturity or upon acceleration or otherwise, ), in cash, on the Interest Payment Date (as defined below). Interest shall commence accruing on the Original Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable monthly (as further described below), in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof. Payments of Interest shall be due and payable monthly, in arrears, (i) on the first Business Day of each month after the Original Issue Date, (in each case, if not a Business Day, then on the next Business Day) occurring after the Original Issue Date, (ii) on each Conversion Date (as defined in Section 3(d))(as to that principal amount then being converted), (iii) on each Redemption Date, and (iv) on the Maturity Date (as defined above) (each such date, an “Interest Payment Date”).

          Furthermore, upon the occurrence of an Event of Default (as defined in Section 10 hereof) which, if curable, has remained uncured for ten (10) Business Days, or in the event that Interest to be paid hereunder is overdue the Company or Allora, as applicable, will pay Interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Debenture from the date of the Event of Default until such Event of Default is cured, or in the event that Interest to be paid hereunder is overdue, then from the date such Interest was payable, as applicable, at the rate of the lesser of eighteen percent (18%) or the maximum applicable legal rate per annum, which Interest shall accrue daily from the date such Interest is due hereunder through and including the date of actual payment in full.

          In the event that the Initial Registration Statement (as defined in the Registration Rights Agreement) has not been filed by the Initial Registration Filing Deadline or declared effective by the Commission by the Effectiveness Deadline (as defined in the Registration Rights Agreement), then the Interest Rate under this Debenture shall (retroactively to the date Interest (as defined in the Debentures) began to accrue under the Debentures) increase to thirteen percent (13%) until such time as the Initial Registration Statement is filed or declared effective by the Commission, as applicable, after which it will return to the Interest Rate.

          Section 3.      Conversion.

                    (a)      Conversion Right.

                                   (i) Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of this Debenture shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof to convert any of all of the Debentures (plus any accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments) into fully paid and non-assessable shares of EPOD Stock or Allora Stock, as applicable and as described below (collectively referred to hereinafter from time to time as “Conversion Shares”), or any shares of capital stock or other securities of the Company or Allora, as applicable, into which such Conversion Shares shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 3(b) below, subject to adjustment as provided herein) determined as provided herein (a “Conversion”). The Conversion Right set forth in this Section 3 shall remain in full force and effect immediately from the Original Issue Date until the Debenture is paid in full, regardless of the occurrence of an Event of Default.

                                   The Conversion Right shall be exercisable by the record Holder of this Debenture as follows:

                                   (A)      This Debenture shall be convertible, at the option of the record Holder, for a period beginning as of the Initial Closing Date and ending on the date of closing of the Asset Purchase, into shares of EPOD Stock or Allora Stock.

                                   (B)      Following the date of closing of the Asset Purchase, this Debenture shall be convertible by the record Holder solely into shares of Allora Stock.

                                   (C)      In the event that the closing of the Asset Purchase does not take place for any reason, this Debenture shall be convertible by the record Holder solely into shares of EPOD Stock

                                   (ii)      Limitation On Conversion. In the event that the record Holder elects to convert this Debenture into shares of Allora Stock in accordance with the terms hereof, notwithstanding the above, in no event shall the record Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon Conversion of which (nor shall Allora be permitted to pay Interest or any Monthly Redemption in shares of Allora Stock to the extent that) the sum of (1) the number of shares of Allora Stock beneficially owned by the record Holder and any applicable affiliates (other than shares of Allora Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of Allora subject to a limitation on Conversion or exercise analogous to the limitations contained herein) (the “Beneficially Owned Shares”), and (2) the number of shares of Allora Stock issuable upon the Conversion of the portion of this Debenture with respect to which the determination of this proviso is being made or upon the payment of Interest in shares of Allora Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the number of shares of Allora Stock outstanding immediately after giving effect to the issuance of shares of Allora Stock issuable upon conversion of this Debenture held by the record Holder (the “Beneficial Ownership Limitation”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence; provided, that the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by Allora, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and Allora shall not be entitled to require additional documentation of such satisfaction.

                                   In the event that Allora receives any tender offer or any offer to enter into a merger with another entity whereby Allora shall not be the surviving entity (an “Offer”), or in the event that Default Shares are being issued to the Holder pursuant to Section 11 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 3(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Allora Stock pursuant to the terms hereof after an Offer. The Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to Allora, as applicable, to change the Maximum Percentage to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Allora Stock outstanding immediately after giving effect to the issuance of shares of Allora Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. Any such increase or decrease to the Maximum Percentage will apply only to the Holder and not to any other holder of Debentures. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder; provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to Allora, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Allora Stock outstanding immediately after giving effect to the issuance of shares of Allora Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(a)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

                                   (iii)      Maximum Exercise of Rights. In the event the Holder notifies Allora that the exercise of the rights described in this Section 3 or the issuance of other shares Allora Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Allora Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 3(a)(ii) of this Debenture, then the issuance of such additional shares of Allora Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Allora Stock without exceeding the maximum amount calculated in the manner described in Section 3(a)(ii) of this Debenture. The determination of when such Allora Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

                                   (iv)      Calculation of Conversion Amount. The number of shares of EPOD Stock or Allora Stock, as applicable, to be issued upon each Conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term “Conversion Amount” means, with respect to any Conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such Conversion, PLUS (2) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the Conversion Date (as defined in Section 3(d) hereof), PLUS (3) at the Holder's option, any Liquidated Damages and other Required Cash Payment owed to the Holder.

                         (b)      Conversion Price. The “Conversion Price” shall initially be equal to the lesser of (i) in the case of a conversion into either shares of Allora Stock or EPOD Stock, $5.80 per share, or (ii) with respect solely to conversion into shares of Allora Stock (x) if, at the time of delivery of such written notice to Allora, there are quotations available in the Principal Market with respect to shares of Allora Stock, the closing price for the shares on the first Business Day such shares are trading, less a twenty percent (20%) discount, or (y) the Volume Weighted Average Price for the shares of Allora Stock on the Principal Market, measured during a ten (10) Business Day period ending on the date the Registration Statement on Form S-1 (as required to be filed by the Corporation pursuant to the Registration Rights Agreement) is declared effective by the Commission (for illustrative purposes only, in the event that such registration statement is declared effective on June 30, 2009, the Volume Weighted Average Price for purposes of this Section 1.05(b)(ii)(B) shall be measured for the 10 Business Days beginning as of June 17, 2009 and ending on June 30, 2009). The initial Conversion Price shall be subject to adjustments pursuant to the terms of this Debenture and subject to equitable adjustments for stock splits, stock dividends or rights offerings by Allora relating to Allora’s securities or the securities of any subsidiary of Allora, combinations, recapitalization, reclassifications, extraordinary distributions and similar events); provided, that the Purchasers acknowledge and agree that the adjustment described in Section 3(b)(ii)(y) shall be a one time adjustment, which adjustment shall govern any and all subsequent adjustments.

                         (c)      Reservation of Shares.

                                        (i)      Increase and Maintenance of Authorized and Reserved Amount. The Company and Allora covenant that each of them will (and shall further require any respective successor in interest to), at all times until the Maturity Date, reserve from their respective authorized and unissued common stock, for the sole purpose of issuance upon conversion of this Debenture and payment of Interest upon this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of Allora Stock or EPOD Stock, as applicable, as shall (subject to the terms and conditions of the Purchase Agreement) be issuable upon conversion of the then outstanding principal amount of this Debenture and payment of Interest hereunder. The Company and Allora, represent that, upon issuance, such shares shall, upon issue, will be duly authorized and validly issued, fully paid and non-assessable, and if the Initial Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

                                         (ii)      Insufficient Authorized Shares. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of EPOD Stock or Allora Stock, as and to the extent applicable, is less than the Required Minimum on such date, then the Board of Directors of the Company or Allora, as necessary, shall use commercially reasonable efforts to amend their respective organizational documents to increase their number of authorized but unissued shares of common stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the seventy-fifth (75th) day after such date.

          The Company or Allora, as applicable, shall use its best efforts to authorize and reserve a sufficient number of shares of EPOD Stock and Allora Stock, as applicable, as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or Allora, as applicable, or such time that the Company or Allora, as applicable, otherwise become aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of this Debenture and full exercise of the outstanding amount of Holder’s Warrants, based upon the Holder’s Reserved Share Allocation (as defined below) (as defined below). The Company or Allora, as applicable, shall send notice to the Holder of the authorization of such additional shares, the date of such authorization.

                                        (iii)      Allocations of Reserve Amount. The initial number of shares of EPOD Stock and Allora Stock, as applicable, authorized and reserved for conversions of the Debentures and exercise of the Warrants and each increase in the number of shares so reserved (collectively, the “Actual Reserved Amount”) shall be allocated pro rata among the Holders (the "Reserved Share Allocation") of the Debentures based on the aggregate number of shares of EPOD Stock or Allora Stock, as applicable, into which each Holder’s outstanding Debenture would be convertible and into which each Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “Fully Diluted Holdings”) as a percentage of the aggregate Fully Diluted Holdings of all of the Holders. In the event a Holder shall sell or otherwise transfer such Holder’s Debenture, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Share Allocation. Any portion of the Reserved Share Allocation which remains allocated to any Person or entity which does not hold any Debenture shall be allocated to the remaining holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

                         (d)      Method of Conversion.

                                        (i)      Mechanics of Conversion. Subject to Section 3(a) and the other provisions of this Debenture, this Debenture may be converted into EPOD Stock or Allora Stock, as applicable, by the Holder in whole or in part at any time and from time to time after the Original Issue Date by (A) submitting to the Company or Allora, as applicable, a duly executed notice of Conversion in the form attached hereto as Exhibit A (“Notice of Conversion”) by facsimile dispatched prior to Midnight, New York City time (the “Conversion Notice Deadline”) on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company or Allora, as applicable, on the date specified therein as the Conversion Date) to the office of the Company or Allora, as applicable, which notice shall specify the principal amount of this Debenture to be Converted (plus the dollar amount of any accrued but unpaid Interest, Liquidated Damages, and other Required Cash Payments that the Holder elects to convert), the applicable Conversion Price, and the number of shares of EPOD Stock or Allora Stock, as applicable, issuable upon such Conversion, and (B) subject to Section 3(d)(vi), surrendering the Debenture at the principal office of the Company or Allora, as applicable.

                                        (ii)      Conversion Date. The “Conversion Date” shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or, if to Allora, its transfer agent (the “Transfer Agent”) before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or, with respect to Allora, its Transfer Agent. The Person or Persons entitled to receive the shares of EPOD Stock or Allora Stock, as applicable, issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

                                        (iii)      Delivery of Shares Upon Conversion. Upon submission of a Notice of Conversion, the Company or Allora, as applicable, shall, by no later than the fifth (5th) Business Day after the Conversion Date (the “Conversion Shares Delivery Deadline”), issue and deliver (or, with respect to Allora, cause its Transfer Agent so to issue and deliver) to or upon the order of the Holder (A) a certificate for that number of Conversion Shares for the principal amount of this Debenture (plus the dollar amount of any accrued but unpaid Interest, Liquidated Damages, and other Required Cash Payments that the Holder elects to convert into shares of EPOD Stock or Allora Stock, as applicable) converted as shall be determined in accordance herewith and (B) a bank check in the amount of any accrued and unpaid Interest, to the extent such Interest has not been included in the conversion in subpart (A) of this sentence. Upon the Conversion of this Debenture, the Company or Allora, as applicable, shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company or, with respect to Allora, its Transfer Agent, shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of EPOD Stock or Allora Stock issuable upon such Conversion. Allora warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Allora Stock and that such shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of such shares of Allora Stock; provided, that such shares are being issued during the effectiveness of, and will be sold pursuant to, an effective registration statement covering such shares or are eligible for resale pursuant to Rule 144 or another available exemption from registration.

                                        (iv)      Delivery Failure; Partial Liquidated Damages; Revocation of Conversion. If the Company or Allora, as applicable, fails for any reason to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to Section 3(d)(iii) by the fifth (5th) Business Day after the Conversion Date, the Company or Allora, as applicable, shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Business Day (increasing to $20 per Business Day on the seventh (7th) Business Day after such liquidated damages begin to accrue) for each Business Day after such seventh Business Day until such certificates are delivered (the “Late Share Delivery Liquidated Damages”). Nothing herein shall limit a Holder’s right to pursue actual damages or damages for an Event of Default pursuant to the terms hereof for the Company’s or Allora’s failure, as applicable, to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                                        In addition to any other remedies which may be available to the Holder, in the event that the Company or Allora, as applicable, fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 11 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of a Default Conversion Notice (as defined in Section 11) (a “Default Conversion Revocation”) or rescind all or part of a Major Transaction Conversion Notice (as defined in Section 4) (a “Major Transaction Conversion Revocation”) or rescind all or part of the notice of Redemption, including but not limited to a notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Company or Allora, as applicable, whereupon the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture, and the Company or Allora, as applicable, on the one hand, and the Holder, on the other hand, shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company or Allora, as applicable.

                                        (v)      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion, or Upon Submission for Legend Removal. In addition to any other rights available to the Holder, if the Company or Allora, as applicable, fails for any reason to deliver to the Holder such certificate or certificates (without legends on the Allora Stock, if the Unrestricted Conditions have been met) by the Conversion Shares Delivery Deadline pursuant to Section 3(d)(iii), or if at any time the Holder submits shares of Allora Stock for legend removal when the Unrestricted Conditions have been met, and Allora fails to deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends by the applicable Legend Removal Date, and if after such Conversion Shares Delivery Deadline or Legend Removal Date, as applicable, the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Allora Stock to deliver in satisfaction of a sale by such Holder of the shares of Allora Stock which the Holder was entitled to receive upon the Conversion relating to such Conversion Shares Delivery Deadline or Legend Removal Date, as applicable (each, a “Buy-In”), then Allora shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Allora Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Allora Stock so purchased, multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of the Holder, if applicable, either reinstate (or if necessary, reissue) the portion of the Debenture for which such Conversion was not honored or deliver to the Holder the number of shares of Allora Stock that would have been issued if Allora had timely complied with its delivery requirements under Section 3(d)(iii). For example, if the Holder purchases Allora Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Debenture with respect to which the actual sale price of the shares of Allora Stock (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Allora shall be required to pay the Holder $1,000. The Holder shall provide Allora written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Allora, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Allora’s failure to timely deliver certificates representing shares of Allora Stock upon conversion of this Debenture as required pursuant to the terms hereof.

                                        (vi)      Surrender of Debenture Upon Conversion; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture to the Company or Allora, as applicable, unless all of this Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company or Allora, as applicable, promptly following the Conversion Date at issue. The Holder, on the one hand, and the Company or Allora, as applicable, on the other hand, shall maintain records (as necessary) showing the amount of this Debenture that is so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder, on the one hand, and the Company or Allora, as applicable, on the other hand, so as not to require physical surrender of this Debenture upon each such Conversion. In the event of any dispute or discrepancy, such records of the Holder shall be controlling and determinative in the absence of manifest error.

                                        (vii)      No Fractional Shares. If any Conversion of this Debenture would result in a fractional share of EPOD Stock or Allora Stock, as applicable, or the right to acquire a fractional share of EPOD Stock or Allora Stock, as applicable, such fractional share shall be disregarded and the number of shares of EPOD Stock or Allora Stock, as applicable, issuable upon Conversion of this Debenture shall be the next higher number of such shares.

                                        (viii)      Lost or Stolen Debentures. Upon receipt by the Company or Allora, as applicable, of evidence of the loss, theft, destruction or mutilation of a Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company or Allora, as applicable, and upon surrender and cancellation of the Debenture, if mutilated, the Company or Allora, as applicable, shall execute and deliver a new Debenture of like tenor and date.

                    (e)      Legends.

                                        (i)      Restrictive Legends. The Holder understands that the Debentures and, until such time as shares of Allora Stock issuable upon conversion hereunder have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, or until such time as shares of EPOD Stock or Allora Stock, as applicable, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, such shares of EPOD Stock or Allora Stock, as applicable, issued upon Conversion of this Debenture may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such shares):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

                                        (ii)      Removal of Legends. At such time as shares of Allora Stock or Company Stock, as applicable, issuable upon conversion hereunder have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, or if the Unrestricted Conditions have been met, Allora or the Company, as applicable, will issue and deliver the shares of Allora Stock or Company Stock, as applicable, issuable upon Conversion of this Debenture without restrictive legends (including the legend set forth above in this Section 3(e)), and will remove, or cause its Transfer Agent to remove at Allora’s or Company’s expense, as applicable, any restrictive legends on any shares of Allora Stock or Company Stock, as applicable, issuable upon Conversion of this Debenture that contain restrictive legends (including the legend set forth above in this Section 3(e)) no later than three (3) Business Days following the delivery by Holder to Allora, Company or its Transfer Agent of a certificate representing shares of Allora Stock or Company Stock issued with a restrictive legend. The Holder agrees to sell all shares of Allora Stock or Company Stock, as applicable, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                              (f)      DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Allora Stock (the “Unlegended Shares”), provided Allora’s Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, so long as the certificates therefor are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, Allora shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

                              (g)      Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the portion of this Debenture covered thereby (other than the portion, if any, pursuant to the Conversion of which shares cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Allora Stock or EPOD Stock, as applicable, and (ii) the Holder’s rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Allora Stock or EPOD Stock, as applicable, and to any Liquidated Damages or other remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by Allora or the Company, as applicable, to comply with the terms of this Debenture, including but not limited to the remedies provided in Section 3(d)(iv), Section 3(d)(vi), Section 11 and Section 14 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation, a Default Conversion Revocation or a Redemption Revocation pursuant to Section 3(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portion of this Debenture as specified in Section 3(d)(iv) and the Company or Allora, as applicable, shall, as soon as practicable, return such unconverted portion of this Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of the Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Liquidated Damages to the extent required hereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 11 to the extent required thereby) for the Company’s or Allora’s failure, as applicable, to convert this Debenture.

                              (h)      Pro Rata Conversion. In the event that the Company or Allora, as applicable, receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company or Allora, as applicable, can convert some, but not all, of such portions of the Debentures submitted for conversion, the Company or Allora, as applicable, shall convert from each holder of Debentures electing to have Debentures converted on such date a pro rata amount of such Holder’s portion of its Debentures submitted for conversion based on the principal amount of Debentures submitted for Conversion on such date by such Holder relative to the aggregate principal amount of all Debentures submitted for Conversion on such date.

          Section 4.      Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

          “Change of Entity Transaction” means a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, in one or a series of transactions, with a publicly-traded company current in its 1934 Act filings and requirements, following which (a) the holders of EPOD Stock or Allora Stock, as applicable, immediately preceding such consolidation, merger, change of shares, recapitalization, reorganization, business combination or event either (i) no longer hold a majority of the shares of EPOD Stock or of Allora Stock, as applicable, or (ii) no longer have the ability to elect a majority of the board of directors of the Company or of Allora, as applicable, or (b) as a result of which shares of EPOD Stock or Allora Stock, as applicable, shall be changed into (or the shares of EPOD Stock or Allora Stock, as applicable, become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or Allora, as applicable, or another entity. For the avoidance of doubt, the term Change of Entity Transaction, as used herein, shall not include the Asset Purchase.

          “Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of the transaction in respect of which this definition shall be applied.

          “Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined above), and (C) meets the Assumption Requirements (as required in Section 4(b) below), or any other Change of Entity Transaction with respect to which the Holder provides the Company or Allora, as applicable, with a Major Transaction Approval Notice (as defined in subsection (d) immediately below).

          “Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

          “Major Transaction” means

          (i)      an Impermissible Change of Entity Transaction; and

               (ii)      a single or series of transaction through which the sale or transfer of more than thirty three percent (33%), in the aggregate, of the properties or assets of the Company or Allora, as applicable, including but not limited to the voting securities of the Company or Allora, as applicable, to another Person or Persons in any rolling 24 month period; and

               (iii)      a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding voting shares of EPOD Stock or Allora Stock, as applicable.

                    (b)      Assumption Upon Permissible Change of Entity Transaction. Neither the Company nor Allora, as applicable, shall, for so long as any of the Debentures remain outstanding and they remain obligated hereunder, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or EPOD Stock, or Allora’s assets or Allora Stock, as applicable, or unless any successor entity resulting from such Change of Entity Transaction (in each case, a “Successor Entity”) assumes (an “Assumption”), in writing, each and all of the liabilities and obligations of the Company or Allora, as applicable, under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders in their sole discretion and approved by the Required Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and Interest rate of the Debentures held by such Holder, having similar Conversion Rights as the Debentures (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions, but not including the right to convert the Debenture into shares of EPOD Stock or Allora Stock, as applicable, if and to the extent that it is not a party to the Change of Entity Transaction) and having similar priority to the Debentures, and satisfactory to the Required Holders. Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of the Debenture referring to the “Company” or “Allora”, as applicable, shall refer instead to the Successor Entity), and may exercise every right and power of the Company or Allora, as applicable, and shall assume all of the liabilities and obligations of the Company or Allora, as applicable, under this Debenture with the same effect as if such Successor Entity had been named herein. Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon Conversion or redemption of the Debentures at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of EPOD Stock or Allora Stock, as applicable (or other securities, cash, assets or other property) issuable upon the Conversion of the Debentures prior to such Change of Entity Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Debenture. The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Debenture. The requirements of this Section 4(b) are referred to herein as the “Assumption Requirements.”

                         (c)      Notice of Transaction. At least thirty (30) days prior to the consummation of a Major Transaction or Change of Entity Transaction, the Company or Allora, as applicable, shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Transaction Notice”), which notice shall specify the nature and terms of the proposed transaction (including notice of whether or not such transaction constitutes a Major Transaction) and nature of the Successor Entity (if any).

                         (d)      Redemption Right Upon Major Transaction. At any time during the period beginning after the Holder’s receipt of a Transaction Notice and ending on the Business Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company or Allora, as applicable, to redeem (a “Redemption Upon Major Transaction”) all or any portion of the Holder’s Debenture by delivering written notice thereof (“Major Transaction Redemption Notice”) to the Company or Allora, as applicable, which Major Transaction Redemption Notice shall indicate the aggregate principal amount of Debentures (the “Redemption Principal Amount”) that the Holder is electing to be redeemed. The Redemption Principal Amount of Debentures subject to redemption pursuant to this Section 4(d) shall be redeemed by the Company or Allora, as applicable, in cash at a price (the “Major Transaction Redemption Price”) equal to the greater of:

(i) the product of (A) the sum of the Redemption Principal Amount being redeemed and any accrued and unpaid Interest with respect to such Redemption Principal Amount, and any accrued and unpaid Liquidated Damages and any other Required Cash Payments (such amounts in addition to the Redemption Principal Amount are referred to herein as the “Supplementary Amounts”), and (B) the quotient determined by dividing (x) the greater of (I) the Market Price of the shares of EPOD Stock or Allora Stock immediately following the public announcement of such proposed Major Transaction, and (II) such Market Price on the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price then in effect;

and

(ii) the sum of (A) the Major Transaction Redemption Premium multiplied by the Redemption Principal Amount being redeemed, plus (B) the Supplementary Amounts.

                         (e)      Escrow; Payment of Major Transaction Redemption Price. Neither the Company nor Allora, as applicable, shall effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Company or Allora, as applicable, shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of this Debenture.

                         (f)      Injunction. In the event that the Company or Allora, as applicable, attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Holder shall, without limitation to Holder’s other rights and remedies, have the right to apply for an injunction in any state or federal courts sitting in the State of Delaware to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

                         (g)      Mechanics of Redemptions Upon Major Transactions. Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders of the Company or Allora, as applicable, in connection with a Major Transaction. To the extent redemptions required by this Section 4(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company or Allora, as applicable, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Principal Amount submitted for redemption under this Section and the Supplementary Amounts may be converted (a “Major Transaction Conversion”), in whole or in part, by the Holder into shares of EPOD Stock or Allora Stock, as applicable, upon written notice (“Major Transaction Conversion Notice”) to the Company or Allora, as applicable (or the Successor Entity, if applicable), or in the event the Conversion Date is after the consummation of a Change of Entity Transaction (as defined above), into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 4(b). Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of this Debenture that would have been subject to such Redemption, and any amounts of this Debenture converted from time to time during such period shall be converted in full into shares of EPOD Stock or Allora Stock, as applicable, at the Conversion Price then in effect, and the dollar amount so converted into EPOD Stock or Allora Stock, as applicable, shall be deducted from the Redemption Principal Amount (as defined above) and any Supplementary Amounts that are subject to such redemption.

          Section 5. Effect of Certain Events.

                         (a)      Participation. The Holder, as the holder of the Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of EPOD Stock or Allora Stock, as applicable, to the same extent as if the Holder had completely converted the Debenture into such shares (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of EPOD Stock or Allora Stock, as applicable.

                         (b)      Voting Rights. The Holder shall obtain common shareholder voting rights with respect to the number of shares of EPOD Stock or Allora Stock, as applicable, held by the Holder plus the number of shares of EPOD Stock or Allora Stock, as applicable, issuable pursuant to Conversions of the Debenture at any given time (subject to the Beneficial Ownership Limitations).

                         (c)      Rights Upon Issuance of Purchase Rights. If at any time the Company or Allora, as applicable, grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of shares of EPOD Stock or Allora Stock, as applicable (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of EPOD Stock or Allora Stock, as applicable, acquirable upon complete Conversion of the Debenture (including and Required Payments in connection therewith) (without taking into account any limitations or restrictions on the convertibility of the Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of shares of EPOD Stock or Allora Stock, as applicable, are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 6. Adjustment Upon Issuance of Shares of EPOD Stock or Allora Stock, or Common Stock Equivalents, and Certain Other Events; Notice of Adjustment; Notice Failure Adjustment. If the Company or Allora, as applicable, issues or sells, or in accordance with this Section 6 is deemed to have issued or sold, any shares of EPOD Stock or Allora Stock, as applicable (including the issuance or sale of shares of EPOD Stock or Allora Stock, as applicable, owned or held by or for the account of the Company or Allora, as applicable, but excluding shares of EPOD Stock or Allora Stock, as applicable, issued or deemed to have been issued by the Company or Allora, as applicable, in connection with an Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately upon such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. The adjustments required by this paragraph and by Sections 6(a) – 6(d) below are referred to in the singular, as a “Subsequent Issuance Adjustment,” and collectively as “Subsequent Issuance Adjustments”. For purposes of determining the adjusted Conversion Price under this Section 6, the following shall be applicable:

                         (a)      Issuance of Options. If the Company or Allora, as applicable, in any manner grants any Options and the lowest price per share for which one share of EPOD Stock or Allora Stock, as applicable, is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of EPOD Stock or Allora Stock, as applicable, shall be deemed to be outstanding and to have been issued and sold by the Company or Allora, respectively, at the time that the granting or sale of such Option for such price per share was approved by the board of directors for the Company or Allora, as applicable.

                         (b)      Issuance of Convertible Securities. If the Company or Allora, as applicable, in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of EPOD Stock or Allora Stock, respectively, is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of EPOD Stock or Allora Stock, as applicable, shall be deemed to be outstanding and to have been issued and sold by the Company or Allora, as applicable, at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6(b), the “lowest price per share for which one share of EPOD Stock or Allora Stock, as applicable, is issuable upon the conversion, exercise or exchange” shall be equal to the lowest amount of consideration (if any) received, to be received or receivable by the Company or Allora, as applicable, with respect to one share of EPOD Stock or Allora Stock, respectively, upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. In the case of a Convertible Security which is accompanied by Options (collectively, a “Unit”), the “lowest price per share for which one share of EPOD Stock or Allora Stock, as applicable, is issuable upon the conversion, exercise or exchange of such Convertible Security” shall equal (i) the consideration deemed received in exchange for the Convertible Security, as determined in accordance with subsection 6(d) below, divided by (ii) the total number of shares into which such Convertible Security is convertible or exchangeable (notwithstanding any contractual limitation on the timing or amount of conversions).

                         (c)      Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of EPOD Stock or Allora Stock, as applicable, increases or decreases at any time, the Conversion Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Conversion Price and the number of Conversion Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(c), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Debenture are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of EPOD Stock or Allora Stock, as applicable, deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 6 shall be made if such adjustment would result in an increase of the Conversion Price then in effect or a decrease in the number of Conversion Shares.

                         (d)      Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company or Allora, as applicable, together comprising one integrated transaction, the Options will be deemed to have been issued at the lowest price per Option actually received by the Company or Allora, as applicable, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company or Allora, as applicable. If any shares of EPOD Stock or Allora Stock, as applicable, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company or Allora, as applicable, therefor. If any shares of EPOD Stock or Allora Stock, as applicable, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company or Allora, as applicable, will be the fair value of such consideration, except where such consideration consists of securities, in which case the gross amount of consideration received by the Company or Allora, as applicable, will be the Volume Weighted Average Price of such security on the date of receipt. If any shares of EPOD Stock or Allora Stock, as applicable, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company or Allora, as applicable, is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of EPOD Stock or Allora Stock, as applicable, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company or Allora, as applicable, on the one hand, and the Required Holders, on the other hand. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company or Allora, as applicable, and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company or Allora, as applicable.

                         (e)      Record Date. If the Company or Allora, as applicable, takes a record of the holders of shares of EPOD Stock or Allora Stock, as applicable, for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of EPOD Stock or Allora Stock, as applicable, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of EPOD Stock or Allora Stock, as applicable, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of EPOD Stock or Allora Stock, as applicable, deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                         (f)      Subsequent Rights Offerings. If the Company or Allora, as applicable, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of EPOD Stock or Allora Stock, as applicable (and not to Holders), entitling them to subscribe for or purchase shares of EPOD Stock or Allora Stock, as applicable, at a price per share (the “Base Rights Offering Price”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

                         (g)      Pro Rata Distributions. If Company or Allora, as applicable, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of EPOD Stock or Allora Stock, as applicable, (and not to the Holders), evidences of its Indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the EPOD Stock or the Allora Stock, as applicable, which shall be subject to Section 6(a) – 6(d) above), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of Indebtedness so distributed applicable to 1 outstanding share of the EPOD Stock or Allora Stock, as applicable, as determined by the Board of Directors of the Company or of Allora, as applicable, in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of EPOD Stock or Allora Stock, as applicable. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                         (j)      Subdivision or Combination of Stock. If Company or Allora, as applicable, at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of EPOD Stock or Allora Stock, respectively, acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If Company or Allora, as applicable, at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of EPOD Stock or Allora Stock, respectively, acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                         (k)     Notice of Dilutive Issuances and Adjustments; Notice Failure Adjustment. The Company or Allora, as applicable, shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”). In the event that the Company or Allora, as applicable, fails to provide the Holder with a Dilutive Issuance Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Conversion Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a Business Day, then on the next Business Day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Conversion Price then in effect, or (b) 100% of the VWAP for five (5) Business Day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

                         Whenever the Conversion Price is adjusted pursuant to this Section 6 or otherwise, the Company or Allora, as applicable, shall promptly mail to the Holder a notice (a “Conversion Price Adjustment Notice”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Company or Allora, as applicable, provides a Conversion Price Adjustment Notice pursuant to this Section 6(k), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

                         (l)      Notice to Allow Conversion by Holder. If (i) the Company or Allora, as applicable, shall declare a dividend (or any other distribution in whatever form) on the EPOD Stock or Allora Stock, respectively, (ii) the Company or Allora, as applicable, shall declare a special nonrecurring cash dividend on or a redemption of the EPOD Stock or Allora Stock, respectively, (iii) the Company or Allora, as applicable, shall authorize the granting to all holders of the EPOD Stock or Allora Stock, respectively, of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company or Allora, as applicable, shall be required in connection with any reclassification of the EPOD Stock or the Allora Stock, any consolidation or merger to which the Company or Allora, as applicable, is a party, any sale or transfer of all or substantially all of the assets of the Company or Allora, as applicable, of any compulsory share exchange whereby the EPOD Stock or Allora Stock, as applicable, is converted into other securities, cash or property, or (v) the Company or Allora, as applicable, shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or Allora, as applicable, then, in each case, the Company or Allora, as applicable, shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the EPOD Stock or Allora Stock, as applicable, of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the EPOD Stock or Allora Stock, as applicable, of record shall be entitled to exchange their shares of the EPOD Stock or Allora Stock, as applicable, for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

          Section 7.      Automatic Redemption at End of Term. Any Debenture that has not been submitted for Conversion into EPOD Stock or Allora Stock, as applicable, and has not been subject to a Default Notice by midnight, New York City time, on the Maturity Date (the “Automatic Redemption Date”), shall be automatically redeemed (“Automatic Redemption”) for a redemption price, in cash, equal to the outstanding principal amount of this Debenture, plus all accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments (the “Automatic Redemption Amount”). The Automatic Redemption Amount shall be due and payable in full on the Maturity Date.

          Section 8.      Senior Debt; Secured Obligation.

                          (a)      Senior Debt; Priority. The Debentures shall constitute senior debt of the Company (and following the date of closing of the Asset Purchase, of Allora). There is no debt currently outstanding that is senior to the Debentures except as otherwise disclosed under Section 3.13 of the EPOD Disclosure Schedule to the Purchase Agreement. All future debt issued by the Company (or, following the date of closing of the Asset Purchase, Allora) or any subsidiary shall be entirely subordinated and junior to the Debentures in all rights and preferences. Neither the Company (nor following the date of closing of the Asset Purchase, Allora) nor any subsidiary shall, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Debentures. From the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full, before entering into, or permitting any subsidiary to enter into, any future debt with a third party, the Company (or, following the date of closing of the Asset Purchase, Allora) shall first obtain a subordination agreement satisfactory to Holder (provided, that any such subordination agreement shall be satisfactory to Holder, in Holder’s sole discretion, if such debt in any way encumbers or affects any of the assets of EPOD or Allora subject to the Security Interest) from the proposed debt holder.

                          (b)      Secured Obligation. Each of the Company and Allora represent and warrant that the obligations of the Company or Allora, as applicable, under this Debenture are subject by a first priority security interest in favor of Holder to those certain assets as set forth and pursuant to the Security Agreements and the Share Pledge Agreements (as each such term is defined in the Purchase Agreement), and fully incorporated herein by this reference.

                          (c)      Assignment and Assumption. As of the date of closing of the Asset Purchase, this Debenture shall be irrevocably transferred to and assumed by Allora, after which time the obligations and liabilities hereunder shall be the joint obligations of the Company and Allora until such time as the amounts due, and all other obligations of the Company or Allora, as applicable, under this Debenture are satisfied in full; provided, however, that in the event that the closing of the Asset Purchase does not take place for any reason, this Debenture shall be convertible by the Holder solely into shares of EPOD Stock, and the obligations hereunder shall solely be those of EPOD.

          Section 9.      Certain Negative Covenants; Misc. Without the prior written consent of the Required Holders, for so long as any of the Debentures remain Outstanding, neither the Company (nor, following the date of closing of the Asset Purchase, Allora) shall, and shall not permit any of its subsidiaries to, directly or indirectly:

                         (a)      (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock. For purposes hereof, each Debenture or any portion thereof shall be deemed to be “Outstanding” until such time as it has been converted, redeemed or otherwise fully satisfied in accordance with its terms.

                         (b)      redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of its capital stock or any warrants, rights or options to purchase or acquire any such shares, other than as to the shares of capital stock as required or permitted to be issued under the Transaction Documents.

                         (c)      by amendment, waiver or change of its charter documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Debenture, and will at all times in good faith carry out all of the provisions of the Debenture and take all action as may be required to protect the rights of the Holder of the Debenture.

                          (d)      other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (the “Indebtedness Negative Covenant”);

                         (e)      other than Permitted Liens, enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or Allora, as applicable, or any of their respective subsidiaries (collectively, “Liens”) of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

                          (f)      enter into any transaction with any affiliate, except with respect to standard employment arrangements with officers and directors and employees;

                          (g)      redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

                              (h)      fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practices;

                              (i)      fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in an amount and scope of coverage as are currently in effect; or if not currently in effect, then to fail to procure the same in an amount and scope of coverage consistent with similarly situated companies in similar industries;

                              (j)      make commitments to advance with respect to bonuses for any fiscal year until the Maturity Date, or materially increase any other benefit of any of the foregoing individuals, or enter into, establish, materially amend or terminate any current benefit plan currently in effect on the date of this Debenture, unless required by law;

                              (k)      amend, waive or otherwise change its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

                              (l)      make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax return or claim for refund, or make any change in its accounting or Tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

                              (m)      transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of the Company’s or Allora’s, as applicable, intellectual property or licensed intellectual property, other than nonexclusive licenses in the ordinary course of business consistent with past practice, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

                              (n)      terminate or waive or assign any material right under any material contract of the Company or Allora, as applicable, any lease or enter into any contract (A) involving amounts potentially exceeding $100,000 or (B) that would be a material contract to the Company or Allora, as applicable, or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

                              (o)      establish any subsidiary or enter into any new line of business;

                              (p)      revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by the Company’s outside auditors;

                         (q)      waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Debenture or any Transaction Document or concerning the transactions contemplated thereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or Allora, as applicable,) not in excess of $100,000 individually or in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations, unless such amount has been reserved in a dedicated account as of the date hereof;

                         (r)      enter into any transaction with any affiliate of the Company or Allora, as applicable (including the issuance of securities), unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

                         (s)      fail to conduct its business, in all material respects in the ordinary course of business consistent with past practice;

                         (t)      fail to use its respective commercially reasonable efforts consistent with the historical business practices of its operating businesses to preserve intact, in all material respects, its business organization, to keep available the services of its managers, directors, officers, key employees and consultants, fail to maintain, in all material respects, existing relationships with all Persons with whom it, and with respect to the Company or Allora, as applicable, do significant business, and fail to preserve the possession, control and condition of its assets, all as consistent with past practice of the operating business;.

                         (u)      make any payment on any Indebtedness owed to its officers, directors or affiliates (except for the one-time payment to Michael Matvieshen in order to provide for the purchase price of the shares of Allora common stock held by former stockholders of Allora); or

                         (v)      fail to enter into the Asset Purchase Agreement and to consummate and close the Asset Purchase (as each such term is defined in the Purchase Agreement) within forty-five (45) days of the date of issuance of this Debenture.

                         (w)      enter into any agreement with respect to any of the foregoing.

          Section 10.      Events of Default.

          Unless expressly waived in writing by the Required Holders, each of the following events shall be considered to be an "Event Of Default”, and shall automatically accelerate all amounts under this Debenture (making them immediately due and payable) subject to the terms below:

                         (a)      Failure to Make Cash Payments When Due. Failure by the Company or Allora, as applicable, to pay (each, a “Payment Failure”) any cash payments due to the Holder under the terms of this Debenture when due under this Debenture, whether on an Interest or dividend payment due date, at maturity, upon mandatory prepayment, upon acceleration, upon an Event of Failure, or upon any Redemption or otherwise, or failure to pay any Liquidated Damages or other cash payments that are due and owing under this Debenture, the Purchase Agreement, the Registration Rights Agreement, a Warrant or any other Transaction Document when due, including but not limited to all accrued and unpaid Interest and Redemption Amounts, and accrued and unpaid Interest thereon, or failure to pay any late fees accrued on any of the above (each cash payment referred to above is referred to as a “Required Cash Payment”) and such Payment Failure continues for a period of five (5) Business Days after the applicable due date; or

                         (b)      Conversion and Delivery of the Shares. Failure by the Company or Allora, as applicable, for any reason (i) to issue and deliver shares of EPOD Stock or Allora Stock, as applicable, to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Debenture by the fifth (5th) Business Day after the Conversion Date, or (ii) for a period of five (5) Business Day, to transfer or (with respect to Allora, to cause its Transfer Agent to transfer), electronically or in certificated form, any certificate for shares of EPOD Stock or Allora Stock, as applicable, issued or issuable to the Holder upon Conversion of the Debenture as and when required by the terms of this Debenture or upon exercise the Warrant as and when required by the terms of the Warrant; or (iii) or the Company or Allora, as applicable, providing at any time notice to the Holder, including by the way of public announcement, of its intention to not honor requests for conversions of any Debentures in accordance with the terms hereof; or

                         (c)      Failure to Effect and Maintain Registration. If (i) Allora fails to file any Registration Statement or Additional Registration Statement on the date that such filing is required under the Registration Rights Agreement, or (ii) Allora fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Business Days following the resolution or clearance of all Commission comments or, if applicable, of the date that Allora is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) during the Registration Period (as defined in the Registration Rights Agreement), either (A) the effectiveness of the Registration Statement lapses for any reason outside of Allora’s ability to reasonably cure, or (B) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) either under the Registration Statement or under Rule 144 for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period, or an aggregate of twenty-five (25) calendar days if Allora is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar or other material transaction and, in the written opinion of counsel to Allora, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, or (iv) prior to the effective date of a Registration Statement, Allora fails to file a pre-effective amendment and otherwise provide a commercially reasonable written response to any comments (“SEC Comments”) made by the Commission in respect of such Registration Statement within 15 Business Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective; or

                         (d)      Asset Purchase Failure. The occurrence of an event constituting an Asset Purchase Failure.

                         (e)      Breach of Covenants. If the Company or Allora, as applicable, fails to observe or perform any material representation, warranty, covenant or other term or condition of this Debenture (other than the failure to deliver shares of common stock upon conversion, which is address in subclause (b) above), or any of the other Transaction Documents in any material respect, which failure is not cured by the earlier to occur of (i) five (5) Business Days after written notice of such failure is sent by either (x) the Holder to the Company or Allora, as applicable (provided, that the Holder shall have no obligation to send any such notice), or (y) the Company or Allora, as applicable, to the Holder, and (ii) ten (10) Business Days after the Company or Allora, as applicable, has become aware of such breach; or

                         (f)      Breach of Representations and Warranties. Any material representation or warranty of the Company or Allora, as applicable to either of them, whether made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Purchase Agreement, the Registration Rights Agreement, the Security Agreements and the Warrants), shall be untrue or incorrect in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement, the Registration Rights Agreement, the Security Agreements or the Warrants; or

                         (g)      Receiver or Trustee. The Company or Allora, as applicable, or any “Significant Subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of either of them, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

                         (h)      Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings (whether voluntary or involuntary) for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or Allora, as applicable, or any “Significant Subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of either of them, or the Company or Allora, as applicable, or any Significant Subsidiary of either of them, shall otherwise be subject to a Bankruptcy Event; or

                         (i)      Delisting of Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of five (5) Business Days, where a “Delisting Event” means that the shares of Allora Stock is not (i) actually listed or quoted for trading, or (ii) eligible for listing or quotation, on an Eligible Market; or

                         (j)      Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of five (5) Business Days, where “Legend Removal Failure” means a failure by Allora to issue Conversion Shares or Warrant Shares without restrictive legends or for Allora or Company, as applicable, to remove restrictive legends from Conversion Shares or Warrant Shares when so required (or to withdraw any stop transfer instructions in respect thereof), in each case pursuant to Section 3(e) hereof or otherwise pursuant to this Debenture, the Purchase Agreement or any of the other Transaction Documents; or

                         (k)      Corporate Existence; Major Transaction. The Company or Allora, as applicable, has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 4(d) or, if the Holder did not elect a Redemption Upon Major Transaction (if applicable), the Company or Allora, as applicable, has failed to meet the Assumption Requirements of Section 4(b) prior to effecting a Change of Entity Transaction; or

                         (l)      Security; Impermissible Liens. Any security interest in the Collateral (as defined in the Purchase Agreement) ceases to be in effect or properly perfected as and when required by the terms of this Debenture or the Security Agreements, or the Company (or, following the date of closing of the Asset Purchase, Allora) creates or suffers to exist any Lien upon any of its properties, except for Permitted Liens; or

                         (m)      Failure to Comply With Dispute Resolution Procedures. The Company or Allora, as applicable, has failed to comply with the Dispute Resolution Procedures (as defined herein) or has failed to adjust the Conversion Price as required hereunder following a Dilutive Issuance, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for ten (10) days after its occurrence; or

                         (n)      Cross-Default. A default in the payment when due on any Indebtedness of the Company (or, following the date of closing of the Asset Purchase, Allora) in excess of $100,000, in the aggregate, not involving a legitimate business dispute as to the obligation to pay, which is not cured within ten (10) Business Days; or

                         (o)      Failure to Perfect Security Interest. The Company (or following the date of closing of the Asset Purchase, Allora) shall fail to make all required filings or shall fail to take all other action necessary to fully perfect the Holders’ security interest in any issued or pending patents or trademarks in both (i) the United States, and (ii) any other country where such patent or trademark is issued or pending, in each case within thirty (30) days of the date hereof (or, in the case of patents or trademarks filed or issued in the future, within thirty (30) days of the date of such future filing or issuance); or

                         (p)      Failure to Make Timely Public Filings. Allora shall fail to have Timely Filed any reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the 1934 Act. For purposes of this Agreement, “Timely Filed” shall mean that the applicable document was filed (i) on its original due date under the 1934 Act, or (ii) if a request for an extension was timely filed in accordance with Section 12b-25 of the 1934 Act, by such extended due date.

                         (q)      Existing Secured Debt. The Company, for such time as this Debenture remains outstanding, defaults on any of its obligations, or becomes subject to enforcement proceedings, arising under the secured debt instruments in favor of either Goodmans LLP or Michael Matvieshen.

                         (r)      Redemption of Outstanding Debentures. The Company, for such time as this Debenture remains outstanding, effects any redemption of debentures outstanding as of the Initial Closing Date.

                         (s)      Notice of Breach. The Company or Allora, as applicable, fails to promptly notify the Holder upon any breach of any provision of this Debenture or of the Transaction Documents.

          Section 11.      Mandatory Redemption; Posting of Bond.

                         (a)      Mandatory Redemption. If any Event of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, (i) the Company or Allora, as applicable, shall immediately following the occurrence of such Event of Default, provide notice of such Event of Default to the Holder, or (ii) the Holder may, at its sole discretion and without any obligation to do so, provide the Company or Allora, as applicable, with a notice of an Event of Default (each, a “Default Notice”). Failure by the Company or Allora, as applicable, to provide the Default Notice to the Holder within ten (10) Business Days following the occurrence of an Event of Default shall result, at the option of the Holder, in this Debenture becoming automatically accelerated and fully due and payable without presentment of notice by the Holder (and the Company and Allora, respectively, hereby waive any right to presentment of notice and demand) (a “Mandatory Redemption”). Following a Mandatory Redemption, the Company or Allora, as applicable, shall immediately pay to the Holder in cash in U.S. dollars, in full satisfaction of its obligations hereunder, an amount (such amount referred to herein as the “Default Amount” or the “Mandatory Redemption Amount”) equal to the greater of (i) and (ii) immediately below:

                                        (i)      the Mandatory Redemption Premium, multiplied by the sum (such sum of (x), plus (y), plus (z) immediately below shall be referred to herein as the “Default Conversion Sum”) of

          (x)      the aggregate outstanding principal amount of this Debenture, PLUS

          (y)      all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the date of payment of the Default Amount (the “Default Payment Date”), PLUS

          (z)      all accrued and unpaid Liquidated Damages and other Required Cash Payments, if any,

                              and

                                   (ii)      the Conversion Value of the Default Conversion Sum to be prepaid, where “Conversion Value” means

          (x)      the Default Conversion Sum divided by the Conversion Price in effect on the date that the Company or Allora, as applicable, pays the Default Amount;

MULTIPLIED BY

          (y)      the greater of (i) the Market Price (as defined herein) for the EPOD Stock or Allora Stock, as applicable, on the Default Notice Date or (ii) the Market Price on the date that the Company or Allora, as applicable, pays the Default Amount.

          Notwithstanding the occurrence of an Event of Default, Liquidated Damages and any other Required Cash Payments shall continue to accrue. Ten (10) Business Days after the occurrence of an Event of Default (the “Default Amount Due Date”), the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Commencing five (5) Business Days after the occurrence of any Event of Default resulting in an acceleration of this Debenture, and for the continuation of such Event of Default until it is cured, the Interest shall accrue at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law, following which time it will reset to the Interest Rate. If the Company or Allora, as applicable, fails to pay the Default Amount by the Default Amount Due Date, (i) the Conversion Price shall be permanently decreased (but not increased) (each, a “Default Adjustment”) on the first Business Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (x) 75% of the Conversion Price in effect on the first such Default Adjustment Date, or (y) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began, and (ii) at any time thereafter, the Holder shall have the right at any time, and from time to time, so long as the Company or Allora, as applicable, remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company or Allora, as applicable, upon written notice (“Default Conversion Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount (together with any Late Payment Fees accrued thereon), a number of shares of EPOD Stock or Allora Stock, as applicable (subject, with respect to shares of Allora Stock, to the Beneficial Ownership Limitation then in effect) equal to the Specified Portion of the Default Amount (together with any accrued Late Payment Fees thereon) (the “Default Shares”), divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default Shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company or Allora, as applicable (the “Default Share Delivery Deadline”). The Company and Allora, respectively, shall take all such reasonable steps, obtain all such approvals and execute and file all such documents as may be necessary to increase the number of shares which the Company or Allora, as applicable, is authorized to issue the maximum number of Default Shares that the Company may be required to issue upon conversion of the Debentures under this Section 11(a).

          To the extent redemptions required by this Section 11 are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company or Allora, as applicable, such redemptions shall be deemed to be voluntary prepayments. If the Company or Allora, as applicable, is unable to redeem all of the Debenture submitted for redemption, it shall redeem a pro rata amount from each Holder based on the principal amount of this Debenture submitted for redemption by such Holder relative to the total principal amount of Debentures submitted for redemption by all Holders.

          The Holder shall not be entitled to receive Default Shares of Allora Stock on a given date, if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares of Allora Stock, with respect to a given Specified Portion, would result in a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares of Allora Stock to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

          Upon the payment in full of the Mandatory Redemption Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company or Allora, as applicable (or, if applicable, shall submit a signed notice that such Debenture has been lost, stolen or destroyed). In connection with such acceleration described herein, the Holder need not provide, and the Company and Allora hereby, as applicable, waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 11. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon, and the Security Interest shall not be released until the obligations of the Company or Allora, as applicable, hereunder shall have been satisfied in full.

                         (b)      Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 11(b) above pertains to Allora’s failure to deliver unlegended shares of Allora Stock to the Holder pursuant to a Debenture Conversion, Warrant Exercise, legend removal request, or otherwise, Allora may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law.

                         (c)      Redemption by Other Holders. Upon the Company’s or Allora’s, as applicable, receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "Other Redemption Notice"), it shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company or Allora, as applicable, receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s or Allora’s receipt, as applicable, of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s or Allora’s receipt, as applicable, of the Holder's Redemption Notice and the Company or Allora, as applicable, is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company or Allora, as applicable, shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company or Allora, as applicable, during such seven (7) Business Day period.

          Section 12.      Holder’s Redemptions.

                         (a)      Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Major Transaction Redemption Notice to the Company or Allora, as applicable, pursuant to Section 4(d) (or sends or receives a Default Notice pursuant to Section 11(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Debenture to the Company or Allora, as applicable, upon receipt of the full amount being redeemed. In the event of a redemption of less than all of the outstanding principal amount of this Debenture, the Company or Allora, as applicable, shall promptly cause to be issued and delivered to the Holder a new Debenture representing the outstanding principal amount which has not been redeemed and upon receipt of the full amount being redeemed and such new Debenture in a form acceptable to the Holder, the Holder will exchange this Debenture for such new Debenture.

                         (b)      Warrants Detachable. No Redemption of the Debenture shall have any effect on the Holder’s Warrants. The Warrants constitute a separate, detachable security from the Debentures. Notwithstanding any Redemption of this Debenture, the Holder shall retain all of its outstanding Warrants.

                         (c)      Maximum Interest Rate. To the extent that the redemption premium for any Redemption is deemed to constitute a payment of interest under applicable law, the amount of such premium shall not exceed the maximum rate permitted by applicable law.

          Section 13.      Late Payment Fees.

          Any accrued amount under this Debenture or the Transaction Documents, whether principal, Interest, Liquidated Damages, a Redemption Amount, Default Amount, or otherwise, which is not paid when due shall result in a late charge being incurred and payable by the Company or Allora, as applicable, in an amount equal to interest on such amount at the rate of eighteen (18%) per annum or the maximum rate permitted by applicable law which shall accrued from the date such amount was due until the same is paid in full (“Late Payment Fees”).

          Section 14.      Liquidated Damages; Injunction.

                         (a)      Asset Purchase Liquidated Damages. Upon the occurrence of an Asset Purchase Failure, the Company or Allora, as applicable, shall pay to such Holder, in cash, as liquidated damages and not as a penalty, an amount in cash equal to two percent (2.0%) of the aggregate purchase price of the Holder’s outstanding Debentures on the day of such failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the date the Asset Purchase Failure is cured.

                         (b)      Payment of Liquidated Damages. The accrued Liquidated Damages for each Event of Failure shall be paid in cash on or before the fifth (5th) Business Day of each month following a month in which Liquidated Damages accrued from funds legally available therefor; and any such payments not paid within the time period specified shall be added to the outstanding principal amount of this Debenture and the total amount thereof shall accrue interest at the rate of eighteen percent (18%). Nothing herein shall limit the Holder's right to pursue any damages for the Company’s or Allora’s, as applicable, Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Any shares of EPOD Stock or Allora Stock, as applicable, issued upon Conversion of such amounts shall be Registrable Securities (as defined in the Registration Rights Agreement).

                          (b)      Maximum Rate of Interest. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company or Allora, as applicable, to the Holder and thus refunded to the Company or Allora, as applicable.

          Section 15.      Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issuable upon any conversion of this Debenture, the Company or Allora, as applicable, shall promptly issue to the Holder the number of Conversion Shares that are not disputed and resolve such dispute in accordance with this section. In the case of a dispute as to the determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, the amount of any Required Cash Payment amount, Interest or dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or the determination of whether or not a Dilutive Issuance or any other event which would lead to an adjustment or the Conversion Price, the Company or Allora, as applicable, shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder, on the one hand, and the Company or Allora, as applicable, on the other hand, are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company or Allora, as applicable, shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Company or Allora, as applicable, and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price, redemption amount or Default Amount to the Company’s or Allora’s, as applicable, independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance (or any other matter mentioned above which is not specifically required to be submitted to the investment bank or the accountant) to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Company or Allora, as applicable) selected by the Company or Allora, as applicable, and approved by the Holder). The Company or Allora, as applicable, at its expense, shall cause such investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company or Allora, as applicable, and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

          Section 16.      Miscellaneous.

                         (a)      Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                         (b)      Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the preamble to this Agreement or on Schedule I hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.05. If notice is given to the Corporation, a copy shall also be given to Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110, Attention: Andrew J. Merken, Esq. If notice is given to a Purchaser, a copy shall also be given to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York 10017, Attention: Stuart Neuhauser, Esq. The Company or Allora, as applicable, shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company or Allora, as applicable, will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company or Allora, as applicable, closes its books or takes a record (A) with respect to any dividend or distribution upon the EPOD Stock or the Allora Stock, as applicable, (B) with respect to any pro rata subscription offer to holders of EPOD Stock or the Allora Stock, as applicable, or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                         (c)      Payments. Whenever any payment of cash is to be made by the Company or Allora, as applicable, to any Person pursuant to this Debenture or otherwise pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America in cash via wire transfer of immediately available funds in accordance with the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

                         (d)      Amendments. Except as otherwise expressly provided herein, the Debentures, the Other Debentures, and any provision hereof or thereof may only be amended by an instrument in writing signed by the Company, Allora and the Required Holders.

                         (e)      Assignability. This Debenture shall be binding upon the Company and Allora, and their respective successors and assigns, as permitted, and shall inure to be the benefit of the Holder and its successors and assigns.

                         (f)      Payment of Collection, Enforcement and Other Costs. If (i) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture, or (ii) there occurs any voluntary or involuntary bankruptcy, reorganization, receivership of the Company or Allora, as applicable, or other proceedings affecting Company or Allora, as applicable, creditors’ rights and involving a claim under this Debenture, then the Company or Allora, as applicable, shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

                         (g)      Governing Law; Equitable Relief. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Debenture (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If a party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                         (h)      Certain Amounts. Whenever pursuant to this Debenture the Company or Allora, as applicable, is required to pay an amount in excess of the outstanding principal amount of this Debenture (or the portion thereof required to be paid at that time) plus accrued and unpaid Interest (including but not limited to any Liquidated Damages or other Required Cash Payments), the Company or Allora, as applicable, and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company or Allora, as applicable, represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of EPOD Stock or Allora Stock acquired upon Conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Company or Allora, as applicable, and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of EPOD Stock or Allora Stock, as applicable.

                         (i)      Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the EPOD Stock or Allora Stock, as applicable, issuable upon Conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was issued. Moreover, it is intended, understood and acknowledged that the holding period for the EPOD Stock or the Allora Stock, as applicable, issuable upon Conversion of this Debenture shall be deemed to have commenced on the date this Debenture was issued.

                         (j)      Purchase Agreement. By its acceptance of the Debenture, the Holder agrees to be bound by the applicable terms of the Purchase Agreement.

                         (k)      Notice of Corporate Events. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of EPOD Stock or Allora Stock unless and only to the extent that it converts this Debenture into such shares pursuant to the terms hereof and the remaining Transaction Documents. The Company or Allora, as applicable, shall provide the Holder with prior notification of any meeting of the Company’s or Allora’s shareholders, as applicable (and copies of proxy materials and other information sent to shareholders). In the event the Company or Allora, as applicable, takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or Allora, as applicable, or any proposed liquidation, dissolution or winding up of the Company or Allora, as applicable, the Company or Allora, as applicable, shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company or Allora, as applicable, shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 16(k).

                         (l)      Remedies. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company or Allora, as applicable, to comply with the terms of this Debenture. The Company or Allora, as applicable, acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company or Allora, as applicable, acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company or Allora, as applicable, of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Debenture and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                         (m)      Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company, Allora, and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

          IN WITNESS WHEREOF, Company has caused the Debenture to be signed in its name by its duly authorized officer as of the Original Issue Date set forth above.

COMPANY:

EPOD Solar Inc.

/s/ Michael Matvieshen
By:	Michael Matvieshen
Its:	Chief Executive Officer

LIMITED JOINDER SOLELY FOR THE PURPOSES SET FORTH BELOW:

          The undersigned hereby executes this Debenture, as of the Original Issue Date hereof, solely with respect to its obligations set forth herein.

ALLORA:

Allora Minerals, Inc.

/s/ Michael Matvieshen
By:	Michael Matvieshen
Its:	President and Chief Executive
Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $__________ in principal amount of the Debenture (defined herein) into shares of Common Stock, par value $0.00001 per share (“Common Stock”), of [___________], a [___] corporation (the “Company”), plus:

- $ _________ in accrued and unpaid Interest Payments, plus
- $ _________ in accrued and unpaid Liquidated Damages, plus
- $ _________ in other Required Cash Payments (specify): _____________
______________________________________________________.

all according to the conditions of the Senior Secured Convertible Debenture of the Company dated as of June 30, 2009 (the “Debenture”), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

          The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _________________________________
Account Number: ________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _________________________________________________

Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Debenture shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:_______________________________
Applicable Conversion Price: ________________________
Number of Shares of Common ______________________
Stock to be Issued Pursuant to (i): ____________________
Conversion of the Debenture:_______________________

(ii) Conversion of accrued and unpaid Interest Payments, in accrued and unpaid Liquidated Damages, and/or other Required Cash Payments:
______________________________________________________________.

Signature: ______________________________________________________
Name: _________________________________________________________
Address: _______________________________________________________

Upon Conversion of the Debenture in accordance with the terms thereof, the Holder shall not be required to physically surrender the Debenture (or evidence of loss, theft or destruction thereof) to the Company unless all of the Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the third Business Days following receipt of the Notice of Conversion with respect to the Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of Business Days such issuance and delivery is late.